Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	KVH Industries, Inc. Peter Rendall 401-847-3327 prendall@kvh.com	FTI Consulting Christine Mohrmann 212-850-5600
KVH Industries Reports Second Quarter 2015 Results

•	Revenue of $44.9 million for the second quarter, up 10% from a year ago

•	Net income of $0.0 million, net income per share of $0.00, non-GAAP net income of $2.1 million, and non-GAAP EPS of $0.13
MIDDLETOWN, RI, August 4, 2015 -- KVH Industries, Inc., (Nasdaq: KVHI) reported financial results for the second quarter ended June 30, 2015 today. The company will hold a conference call to discuss these results at 10:30 a.m. ET today, which can be accessed at investors.kvh.com. Following the call, a replay of the webcast will be available through the company’s website.
Highlights

•	Continued growth in mini-VSAT Broadbandsm airtime revenue, up 11% year-over-year

•	14% year-over-year growth in mobile broadband product revenues

•	Including the impact of Videotel™, strong year-over-year growth in subscription-based service revenue, which represented 56% of total revenue in Q2, up from 45% a year ago

•	Non-GAAP adjusted EBITDA in the second quarter of $4.6 million up from $3.7 million in the comparable quarter last year
“Overall we are very pleased with our financial results in the second quarter, beating our guidance for both EPS and adjusted EBITDA and recording revenue at the high end of our guidance range,” said Martin Kits van Heyningen, KVH’s chief executive officer. “In our maritime VSAT market, we continue to see solid demand in commercial shipping and leisure offsetting the slowdown in offshore oil and gas vessels. After a slow start in the first quarter, FOG sales rebounded nicely this quarter and we were particularly pleased with sales of our new IMU product line.”

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Financial Highlights (in millions, except per share data)

	Quarter Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
GAAP Results
Revenue	$44.9	$40.9	$86.2	$77.9
Net income (loss)	$0.0	$0.1	$(1.4)	$(1.1)
Net income (loss) per share	$0.00	$0.00	$(0.09)	$(0.07)

Non-GAAP Results
Net income	$2.1	$1.9	$3.0	$1.9
Net income per share	$0.13	$0.12	$0.19	$0.12
Adjusted EBITDA	$4.6	$3.7	$7.4	$4.8
Items reflected in our non-GAAP financial measures related to the 2014 comparisons have changed from our previous presentation. For more information regarding our non-GAAP financial measures, see the tables at the end of this release.
Second Quarter Financial Summary
Revenue was $44.9 million for the second quarter, an increase of 10% compared to the second quarter of 2014. Second quarter product revenues of $17.9 million were 15% lower than the prior year quarter, primarily due to an 85% year-over-year decline in TACNAV® revenues. Offsetting this decline was a 10% year-over-year increase in our fiber optic gyro revenues and a 13% increase in VSAT product revenues. Service revenues in the second quarter were $26.9 million, an increase of 35% compared to the second quarter of 2014, and includes $5.8 million of revenues from Videotel, which we acquired in July 2014. Airtime service revenues, which include mini-VSAT Broadband airtime revenues, were up 8% year-over-year. Content and services revenues, which include our entertainment and new e-Learning and safety content, and $5.8 million of Videotel revenues, were up 117% in the second quarter of 2015 compared to the second quarter of 2014.
For the second quarter, net income on a GAAP basis was $0.0 million, or $0.00 per share, while non-GAAP net income was $2.1 million or $0.13 per diluted share. During the same period last year, the company reported a GAAP net profit of $0.1 million, or $0.00 per diluted share, and a non-GAAP net profit of $1.9 million, or $0.12 per diluted share.
Non-GAAP adjusted EBITDA was $4.6 million for the second quarter of 2015 compared to $3.7 million in the prior year quarter. Included in non-GAAP adjusted EBITDA was $1.3 million and $0.5 million related to the amortization of intangible assets for the three months ended June 30, 2015 and 2014, respectively. The year-over-year increase in amortization was attributable to our acquisition of Videotel on July 2, 2014.
Six-Months Ended June 30 Financial Summary
For the six months ended June 30, 2015, revenue was $86.2 million, up 11% compared to $77.9 million for the six months ended June 30, 2014. Product revenues for the 2015 six-month period of $33.3 million, were 15% lower than the comparable period last year, which was due primarily to a 37% decline in guidance & stabilization product revenues year-over-year. Service revenues for the 2015 six-month period of $52.8 million were 36% higher than the comparable period last year. Airtime service revenues in the 2015 six-month period increased 9% year-over-year while content and services revenues increased 115% reflecting the addition of Videotel.
The company reported a GAAP net loss of $1.4 million for the six months ended June 30, 2015, or $0.09 per share. During the same period last year, the company recorded a GAAP net loss of $1.1 million or $0.07 per share. The company recorded non-GAAP net income of $3.0 million or $0.19 per diluted share for the six months ended June 30, 2015 compared to non-GAAP net income of $1.9 million, or $0.12 in the prior year period.

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Third Quarter 2015 and Full Year 2015 Outlook
Overall KVH expects continued growth and improving profitability as we progress throughout the year. We expect solid growth in our marine VSAT business while we expect our defense business to remain flat. The vast majority of our TACNAV revenues this year are projected for the fourth quarter. Our revenue projections assume that we still receive one particular significant TACNAV order in time for 2015 delivery.
A portion of our revenues and costs are denominated in pounds sterling, and significant fluctuations in currency exchange rates, particularly between the U.S. dollar and pounds sterling, such as have occurred in recent quarters, may have a material impact on our revenue and earnings. For the full year, our guidance is set out below (the guidance below assumes an exchange rate of $1.55 to one pound sterling for the balance of 2015):

•	Revenue for the full year is projected to be $185 million to $205 million.

•
For the full year, GAAP EPS is projected to be in the range of $0.20-$0.30. Non-GAAP adjusted EBITDA is projected to be $23.5 million to $26 million with non-GAAP diluted EPS for the full year projected to be in the range of $0.75 to $0.85

•	Revenue for the third quarter is projected to be in the range of $44 million to $47 million.

•
For the third quarter, GAAP net income (loss) per share to be in the range of $(0.03) to $0.03. Non-GAAP adjusted EBITDA is projected to be $3.8 million to $5.0 million with non-GAAP diluted EPS for the third quarter projected to be in the range of $0.11 to $0.17.

Other Recent Announcements

•
We enhanced our mini-VSAT Broadband satellite network with global MPLS, which provides advantages for quality of service, security, and reliability by carrying all mini-VSAT Broadband traffic privately.

•
We announced that our 1750 IMU is now a key part of a new augmented-reality system developed by Sportvision for TV golf coverage. The new technology enables labeling and tracking of golfer’s targets and obstacles for television viewers.

•	We announced a new agreement with Inmarsat that appointed both companies to act as reciprocal distribution partners for complementary offerings in maritime satellite communications markets.

•	We announced that Polsteam selected our mini-VSAT Broadband service for maritime connectivity on their 60-vessel global commercial fleet.

•	We received a $1.5 million order for our TACNAV tactical navigation systems to provide an international customers’ armored vehicle crews with improved situational awareness.

•	We launched a global conference series to address key trends in maritime connectivity - working with industry experts on new developments for improving fleet operations and crew welfare.

Please review the corresponding press releases for more details regarding these developments.

Conference Call Details
KVH Industries will host a conference call today at 10:30 a.m. ET through the company’s website. The conference call can be accessed at investors.kvh.com and listeners are welcome to submit questions pertaining to the earnings release and conference call to ir@kvh.com. The audio archive and an MP3 podcast will also be available on the company website within three hours of the completion of the call.

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Non-GAAP Financial Measures
Provided in this release is non-GAAP financial information, including non-GAAP net income, non-GAAP diluted EPS, and non-GAAP adjusted EBITDA, as a supplement to the condensed financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing financial results to assess operational performance and liquidity. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. KVH believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing performance and when planning, forecasting, and analyzing future periods. KVH believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics used in making operating decisions and because its investors and analysts use them to help assess the health of its business.
Some limitations of non-GAAP adjusted EBITDA, non-GAAP net income (loss), and non-GAAP diluted EPS, include the following:

•
Non-GAAP adjusted EBITDA represents net income (loss) before interest income, interest expense, taxes, depreciation, amortization, stock-based compensation, acquisition-related expenses, and adjustments resulting from the application of purchase accounting in connection with acquisitions.

•
Non-GAAP net income (loss) and diluted EPS exclude acquisition-related expenses, adjustments resulting from the application of purchase accounting in connection with acquisitions, adjustments related to stock-based compensation and intangible amortization, all net of tax, and also excludes any discrete tax items.

Other companies, including companies in KVH’s industry, may calculate these non-GAAP financial measures differently or not at all, which will reduce their usefulness as a comparative measure.

Because of these limitations, investors should consider these non-GAAP financial measures together with other financial performance measures, including net income (loss), diluted net income (loss) per share, and KVH’s other financial results presented in accordance with GAAP. See the GAAP to non-GAAP reconciliations below for further details.

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About KVH Industries, Inc.
KVH Industries is a leading manufacturer of solutions that provide global high-speed Internet, television, and voice services via satellite to mobile users at sea and on land and is a leading news, music, entertainment, and training content provider to many industries including maritime, retail, and leisure. KVH Industries is also a premier manufacturer of high-performance sensors and integrated inertial systems for defense and commercial guidance and stabilization applications. KVH is based in Middletown, RI, with research, development, and manufacturing operations in Middletown, RI, and Tinley Park, IL. The company’s global presence includes offices in Belgium, Brazil, Cyprus, Denmark, Hong Kong, Japan, the Netherlands, Norway, Singapore, and the United Kingdom.

This press release contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding our financial goals for future periods, our anticipated sales pipeline, backlog, competitive positioning, profitability, and product orders. The actual results could differ materially from the statements made in this press release. Factors that might cause these differences include, but are not limited to: the impact of extended economic weakness and high fuel prices on the sale and use of motor vehicles and marine vessels; the need to increase sales of the TracPhone® V-IP series products and related services to improve airtime gross margins; the need for, or delays in, qualification of products to customer or regulatory standards; unanticipated declines or changes in customer demand, due to economic, seasonal, and other factors, particularly with respect to the TracPhone V-IP series, including with respect to new pricing models; recent increases in airtime termination rates and lower unit sales in our mobile business; increased price and service competition in the mobile communications market; potential reduced sales to companies in or dependent upon the oil industry as a result of declining oil prices; exposure for potential intellectual property infringement; continued substantial fluctuations in military sales, including to foreign customers; unanticipated expenses associated with the launch of the IP-MobileCast service; the unpredictability of defense budget priorities as well as the order timing, purchasing schedules, and priorities for defense products, including possible order cancellations; the uncertain impact of potential budget cuts by government customers; potential litigation expenses; fluctuations in interest rates; potential changes in tax and accounting requirements or assessments, including management’s assessment of the probability and effect of future events; stock price volatility; and currency fluctuations, export restrictions, delays in procuring export licenses, and other international risks. These and other factors are discussed in more detail in KVH’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2015. Copies are available through its Investor Relations department and website, http://investors.kvh.com. KVH does not assume any obligation to update its forward-looking statements to reflect new information and developments, except as required by law.
KVH Industries, Inc., has used, registered, or applied to register its trademarks in the USA and other countries around the world, including the following marks: KVH, KVH logo, Azimuth, TracVision, TracPhone, Tri-Americas, CommBox, TACNAV, IP-MobileCast, Videotel, Sailcomp, mini-VSAT Broadband and the mini-VSAT Broadband logo, E●Core, Crewtoo, Muzo, and the banded, dome-shaped housing of its satellite antennas. Other trademarks are the property of their respective companies.

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KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Sales:
Product	$17,946	$20,998	$33,332	$39,005
Service	26,909	19,924	52,828	38,902
Net sales	44,855	40,922	86,160	77,907
Costs and expenses:
Costs of product sales	12,017	12,078	22,502	23,410
Costs of service sales	13,693	11,359	26,953	22,419
Research and development	3,482	3,882	7,232	7,549
Sales, marketing and support	8,282	7,677	16,362	15,147
General and administrative	7,639	5,252	15,277	10,402
Total costs and expenses	45,113	40,248	88,326	78,927
(Loss) income from operations	(258)	674	(2,166)	(1,020)
Interest income	144	205	292	415
Interest expense	366	186	734	377
Other income (expense), net	623	(21)	1,036	86
Income (loss) before income tax expense (benefit)	143	672	(1,572)	(896)
Income tax expense (benefit)	106	617	(187)	172
Net income (loss)	$37	$55	$(1,385)	$(1,068)
Net income (loss) per common share:
Basic and diluted	$0.00	$0.00	$(0.09)	$(0.07)
Weighted average number of common shares outstanding:
Basic	15,629	15,415	15,584	15,365
Diluted	15,780	15,522	15,584	15,365

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KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Cash, cash equivalents and marketable securities	$48,038	$49,802
Accounts receivable, net	37,927	39,936
Inventories	19,577	17,424
Other current assets	4,627	2,953
Deferred income taxes	2,787	2,772
Total current assets	112,956	112,887
Property and equipment, net	41,716	41,696
Goodwill	38,663	40,454
Intangible assets, net	31,184	33,641
Other non-current assets	4,233	4,469
Non-current deferred income taxes	2,697	2,690
Total assets	$231,449	$235,837

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$32,386	$33,708
Deferred revenue	8,929	7,791
Current portion of long-term debt	6,209	6,188
Total current liabilities	47,524	47,687
Other long-term liabilities	1,425	1,459
Non-current deferred tax liability	5,327	5,464
Long-term debt, excluding current portion	61,578	64,687
Stockholders' equity	115,595	116,540
Total liabilities and stockholders' equity	$231,449	$235,837

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KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income (loss) - GAAP	$37	$55	$(1,385)	$(1,068)

Discrete tax (benefit) expense, net (a)	(35)	322	15	322
Stock-based compensation expense, net of tax	605	593	1,237	1,255
Transaction costs related to business acquisition, net of tax	—	430	—	430
Acquisition-related compensation	198	—	387	—
Amortization of intangibles	1,319	469	2,761	929

Net income - Non-GAAP	$2,124	$1,869	$3,015	$1,868

Net income per common share - Non-GAAP:
Basic and diluted	$0.13	$0.12	$0.19	$0.12

Note - The impact of the change in the deferred income tax asset valuation allowance on the number of diluted shares outstanding did not alter the diluted net income per common share result presented for all periods. As a result, the inconsequential impact to the diluted share number has not been included.

(a) Represents a change in the valuation allowance on a state research and development tax credit, and uncertain tax position adjustments.

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KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP
EBITDA AND NON-GAAP ADJUSTED EBITDA
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP net income (loss)	$37	$55	$(1,385)	$(1,068)
Income tax expense (benefit)	106	617	(187)	172
Interest expense (income), net	222	(19)	442	(38)
Depreciation and amortization (a)	3,103	1,717	6,232	3,410

Non-GAAP EBITDA	3,468	2,370	5,102	2,476

Stock-based compensation expense	916	899	1,874	1,902
Transaction costs related to business acquisition	—	463	—	463
Acquisition-related compensation	198	—	387	—

Non-GAAP adjusted EBITDA	$4,582	$3,732	$7,363	$4,841

(a) Includes amortization of intangible assets resulting from acquisitions.

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KVH INDUSTRIES, INC. AND SUBSIDIARIES
NON-GAAP ADJUSTED EBITDA GUIDANCE
(in millions, unaudited)

	Third Quarter	Full Year
	Fiscal 2015 (Projected)	Fiscal 2015 (Projected)

GAAP net (loss) income	$(0.5) - $0.5	$3.1 - $4.6

Estimated income tax (benefit) expense	$(0.1) - $0.2	$2.3 - $3.3
Estimated interest expense, net	$0.2	$1.0
Estimated depreciation and amortization (a)	$3.1	$12.7
Estimated stock-based compensation expense	$0.9	$3.6
Acquisition-related compensation	$0.2	$0.8

Non-GAAP adjusted EBITDA	$3.8 - $5.1	$23.5 - $26.0

(a) Reflects amortization of intangible assets resulting from acquisitions and depreciation of fixed assets.

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KVH INDUSTRIES, INC. AND SUBSIDIARIES
NON-GAAP EPS GUIDANCE
(unaudited)

	Third Quarter	Full Year
	Fiscal 2015 (Projected)	Fiscal 2015 (Projected)

Net (loss) income per common share	$(0.03) - $0.03	$0.20 - $0.30

Estimated amortization (a)	$0.09	$0.36
Estimated stock-based compensation expense, net of tax	$0.04	$0.15
Acquisition-related compensation	$0.01	$0.04

Non-GAAP net income per common share	$0.11 - $0.17	$0.75 - $0.85

(a) Reflects amortization of intangible assets resulting from acquisitions.

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